EXHIBIT 3.2

                                   BYLAWS

                                     OF

                          LONGVIEW FIBRE COMPANY

                         AS AMENDED JUNE 13, 2003


                               ARTICLE I

                                Offices

          (1) Registered Office and Registered Agent: The registered office of the corporation shall be located in the State of Washington at such place as may be fixed from time to time by the Board of Directors upon filing of such notices as may be required by law, and the registered agent shall have a business office identical with such registered office.

          (2) Other Offices: The corporation may have other offices within or outside the State of Washington at such place or places as the Board of Directors may from time to time determine.

                               ARTICLE II

                        Shareholders' Meetings

          (1) Meeting Place: All meetings of the shareholders shall be held at the principal place of business of the corporation, or at such other place as shall be determined from time to time by the Board of Directors, and the place at which any such meeting shall be held shall be stated in the notice of the meeting.

          (2) Annual Meeting Time: The annual meeting of the shareholders for the purpose of electing directors and for transacting such other business as may properly come before the meeting shall be held each year within 180 days after the fiscal year end of the corporation at a date, time and location as fixed from time to time by resolution of the Board.

          (3) Annual Meeting - Order of Business: At the annual meeting of shareholders, the order of business shall be as follows:

               (a)  Calling the meeting to order.
               (b)  Proof of notice of meeting (or filing waiver).
               (c)  Presentation of minutes of last annual meeting.
               (d)  Reports of officers.
               (e)  Reports of committees.
               (f)  Election of directors.
               (g)  Miscellaneous business.

          (4) Special Meetings: Special meetings of the shareholders for any purpose may be called by the Chairman of the Board, if in office, or by the President if there is no Chairman of the Board or the latter is absent or unable to act, and shall be called by the Chairman of the Board or the President, determined as last hereinabove provided, or by the Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of shareholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at all special meetings shall be confined to the objects stated in the call.

          (5)  Notice:

               (a) Notice of the time and place of the annual meeting of shareholders shall be given by delivering personally or by mailing a written or printed notice of the same, at least ten days, and not more than sixty days, prior to the meeting to each shareholder of record entitled to vote at such meeting.

               (b) At least ten days and not more than sixty days prior to the meeting, written or printed notice of each special meeting of shareholders, stating the place, day and hour of such meeting, and the purpose or purposes for which the meeting is called, shall be delivered personally, or mailed to each shareholder of record entitled to vote at such meeting.

          (6) Voting Record: At least ten days before each meeting of shareholders, a complete record of the shareholders entitled to vote at such meeting, or any adjournment thereof, shall be made, arranged in alphabetical order, with the address of and number of shares held by each, which record shall be kept on file at the registered office of the corporation. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present, for any purpose germane to the meeting.

          (7)  Quorum:  Except as otherwise required by law:

               (a) Subject to the laws of Washington in respect of the vote that shall be required for a specific action and subject to the provisions of Articles of Incorporation, a quorum at any annual or special meeting of shareholders shall consist of shareholders representing, either in person or by proxy, a majority of the outstanding capital stock of the corporation entitled to vote at such meeting.

               (b) Subject to the provisions of Articles of Incorporation, the votes of a majority in interest of those present at any properly called meeting or adjourned meeting of shareholders at which a quorum, as defined in this paragraph, is present shall be sufficient to transact business.

               (c) Subject to the provisions of the Articles of Incorporation, the shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

               (d) In the absence of a quorum at any meeting or any adjournment thereof, a majority in voting interest of the shareholders present in person or by proxy and entitled to vote thereat or, in the absence therefrom of all the shareholders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

          (8) Voting of Shares: Except as otherwise provided in these Bylaws or to the extent that voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation, each shareholder, on each matter submitted to a vote at a meeting of shareholders, shall have one vote for each share of stock registered in his name in the books of the corporation.

          (9) Closing of Transfer Books and Fixing Record Date: For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed sixty days nor be less than ten days preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a record date for any such determination of shareholders, such date to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

          (10) Proxies: A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

          (11) Action by Shareholders without a Meeting: Any action required or which may be taken at a meeting of shareholders of the corporation may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of shareholders.

          (12) Waiver of Notice: A waiver of any notice required to be given any shareholder, signed by the person or persons entitled to such notice, whether before or after the time stated therein for the meeting, shall be equivalent to the giving of such notice. Notice is waived by a shareholder by his attendance at the meeting in person or by proxy, except when a shareholder attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Any shareholder so waiving shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

                                ARTICLE III

                           Shareholder Proposals

          (1) Shareholder Nomination of Director Candidates: Subject to the rights of holders of any class or series of stock having a preference over the corporation's common stock as to dividends or upon liquidation, if any, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of directors generally. However, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been received by the corporation, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the corporation not later than (a) with respect to the election to be held at an annual meeting of shareholders, ninety days prior to the date one year from the date of the immediately preceding annual meeting of shareholders, and
(b) with respect to an election to be held at a special meeting of shareholders for the elections of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and
(e) the consent of each nominee to serve as a director of the corporation if so elected. The Chairman of the meeting may in his discretion determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedures, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

          (2) Shareholder Proposals: Any shareholder may make any proposal at an annual meeting of shareholders and the same may be discussed and considered only if written notice of such shareholder's intent to make such proposal(s) has been received by the corporation, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the corporation not later than ninety days prior to the date one year from the date of the immediately preceding annual meeting of shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the proposal(s); (b) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to vote for the proposal(s); and (c) such other information regarding each proposal as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission. The Chairman of the meeting may in his discretion determine and declare to the meeting that a proposal was not made in accordance with the foregoing procedures, and if he should so determine, he shall so declare to the meeting and the defective proposal shall be disregarded.

                                  ARTICLE IV

                                    Stock

          (1) Certificated Shares: Certificates of stock shall be numbered, and each shareholder shall be entitled to a certificate signed by the Chairman, President or a Vice President, and by the Secretary or an Assistant Secretary, or by such other two officers as may be designated by the Board of Directors, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of such officers may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. If an officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be such officer before the certificate is issued, it may be issued by the corporation with the same effect as if the person were an officer on the date of issue.

At a minimum, each certificate of stock issued by the corporation shall state:

               (a)  the name of the issuing corporation;

               (b) that the corporation is organized under the laws of the State of Washington;

               (c)  the name of the person to whom issued;

               (d) the number and class of shares and the designation of the series, if any, which such certificate represents; and

               (e) if the corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series, and the Board's authority to determine variations for future series, summarized either on the front or back of the certificate. Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the shareholder this information upon written request and without charge.

In case of any mutilation, loss or destruction of any certificate of stock, another may be issued in its place on proof of such mutilation, loss or destruction. The Board of Directors may impose conditions on such issuance and may require the giving of a satisfactory bond or indemnity to the corporation in such sum as it may determine or establish such other procedures as it deems necessary.

          (2)  Transfers:

               (a) Transfers of stock shall be made only upon the stock transfer books of the corporation, kept at the registered office of the corporation or at its principal place of business, or at the office of its transfer agent or registrar. The Board of Directors may, by resolution, open a share register in any state of the United States, and may employ an agent or agents to keep such register, and to record transfers of shares therein.

               (b) Shares of stock shall be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificate or an assignment separate from certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the holder of such certificate. No shares of stock shall be transferred on the books of the corporation until the outstanding certificates therefor have been surrendered to the corporation.

          (3) Registered Owner: Registered shareholders shall be treated by the corporation as the holders in fact of the stock standing in their respective names and the corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided below or by the laws of the State of Washington. The Board of Directors may adopt by resolution a procedure whereby a shareholder of the corporation may certify in writing to the corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons. The resolution shall set forth:

               (a)  The classification of shareholder who may certify;

               (b) The purpose or purposes for which the certification may be made;

               (c) The form of certification and information to be contained therein;

               (d) If the certification is with respect to a record date or closing of the stock transfer books, the date within which the certification must be received by the corporation; and

               (e) Such other provisions with respect to the procedure as are deemed necessary or desirable.

Upon receipt by the corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

          (4) Fractional Shares or Scrip: The corporation may: (a) issue fractions of a share which shall entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation; (b) arrange for the disposition of fractional interests by those entitled thereto; (c) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such shares are determined; or (d) if certificates are being used to represent shares of such class or series, issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share.

          (5) Shares of Another Corporation: Shares owned by the corporation in another corporation, domestic or foreign, may be voted by the Chairman of the Board, when in office, or the President, or by any such officer, agent or proxy as the Board of Directors may determine.

                                 ARTICLE V

                           Board of Directors

          (1) Number and Powers: The management of all the affairs, property and interest of this corporation shall be vested in a Board of Directors. Subject to the Articles of Incorporation, and except as provided by Article V, Section (3) of these Bylaws, the Board of Directors shall consist of no less than nine (9) and no more than fifteen (15) persons as determined from time to time by the shareholders or directors at any annual or special meeting. The directors of this corporation shall be divided into three classes: Class I Directors, Class II Directors and Class III Directors. Each such class shall be as nearly equal in number of directors as possible. Each director shall serve for a term ending on the day of the third annual meeting following the annual meeting at which such director was elected and shall serve until his successor shall be elected and duly qualified; provided, however, that the directors first elected as Class I Directors shall serve for a term ending at the annual meeting to be held in the year following the first election of directors by classes, the directors first elected as Class II Directors shall serve for a term ending at the annual meeting to be held in the second year following the first election of directors by classes and the directors first elected as Class III Directors shall serve for a term ending at the annual meeting to be held in the third year following the first election of directors by classes. Notwithstanding the foregoing, each director shall serve until his successor shall have been elected and qualified or until his earlier death, resignation or removal.

Directors need not be shareholders or residents of the State of Washington. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

In addition to the powers and authorities expressly conferred upon it by these Bylaws and the Articles of Incorporation, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts as are not prohibited by statute or by the Articles of Incorporation or by these Bylaws or as directed or required to be exercised or done by the shareholders.

          (2) Change of Number: The number of directors may at any time be increased or decreased by the Board of Directors; provided, however, that
(a) no decrease shall have the effect of reducing the number of directors below that number required by law to classify the Board and (b) no decrease shall have the effect of shortening the term of any director prior to the expiration of his term of office.

          (3) Vacancies: Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or in which the vacancy occurred and thereafter until such director's successor shall have been elected and qualified. If there are no directors in office, then an election of directors may be held in the manner provided by Washington law.

          (4) Removal of Directors: At a meeting of shareholders called expressly for that purpose, the entire Board of Directors, or any member thereof, may be removed from office at any time, but only (a) for Cause and
(b) by the affirmative vote of the holders of the majority of shares then entitled to vote in an election of such directors. For purposes of this
Article V, Section 4, "Cause" shall be limited to (a) action by a director involving willful malfeasance having a material adverse effect on the corporation or (b) a director being convicted of a felony; provided that any action by a director shall not constitute "Cause" if, in good faith, he believed such action to be in or not opposed to the best interests of the corporation, or if a director shall be entitled, under applicable law or the Articles of Incorporation or Bylaws of the corporation, to be indemnified with respect to such action.

          (5)  Regular Meetings:  Regular meetings of the Board of
Directors or any committee may be held without notice at the principal place of business of the corporation or at such other place or places, either within or without the State of Washington, as the Board of Directors or such committee, as the case may be, may from time to time designate. The annual meeting of the Board of Directors shall be held without notice immediately after the adjournment of the annual meeting of shareholders.

          (6)  Special Meetings:

               (a) Special meetings of the Board of Directors may be called at any time by the Chairman, if in office, or by the President if there is no Chairman of the Board or the latter is absent or unable to act, to be held at the principal place of business of the corporation or at such other place or places as the Board of Directors or the person calling such meeting may from time to time designate. Notice of all special meetings of the Board of Directors shall be given to each director by the Secretary or the persons calling the meeting, by telegram, by letter, by telecopy or personally, at least ten days in advance of the time of the meeting. Such notice need not specify the business to be transacted at, nor the purpose of, the meeting.

               (b) Special meetings of any committee may be called at any time by such person or persons and with such notice as shall be specified for such committee by the Board of Directors or, in the absence of such specification, in the manner and with the notice required for special meetings of the Board of Directors.

          (7) Quorum: A majority of the whole Board of Directors shall be necessary at all meetings to constitute a quorum for the transaction of business; and the votes of a majority of those directors present at any properly called meeting at which a quorum, as defined in this subsection, is present shall be sufficient to transact business.

          (8) Waiver of Notice: Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. A waiver of notice signed by the director or directors, whether before or after the time stated for the meeting, shall be equivalent to the giving of notice.

          (9) Registering Dissent: A director who is present at a meeting of the Board of Directors at which action on a corporate matter is taken shall be presumed to have assented to such action unless his dissent shall be entered in the minutes of the Meeting, or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting, before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

          (10) Executive and Other Committees: The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an Executive Committee consisting of two or more directors and one or more other standing or special committees. The Board of Directors may designate one or more directors as alternate members of the Executive Committee, who may replace any absent or disqualified member at any meeting of such committee. The Executive Committee shall have and may exercise all the authority of the Board of Directors, and other standing or special committees may be invested with such powers, subject to such conditions, as the Board of Directors shall see fit; provided that, notwithstanding the above, no committee of the Board of Directors shall have the authority to: (1) declare distributions, or the issuance of shares, unless a resolution of the Board of Directors, or the Bylaws or the Articles of Incorporation expressly so provide; (2) approve or recommend to shareholders actions or proposals required by law to be approved by shareholders; (3) fill vacancies on the Board of Directors or any committee thereof; (4) amend the Bylaws; (5) fix compensation of any director for serving on the Board of Directors or on any committee thereof; (6) approve a plan of merger, consolidation, or exchange of shares not requiring shareholder approval; (7) appoint other committees of the Board of Directors or the members thereof; or (8) amend the Articles of Incorporation, except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares adopted by the Board of Directors as otherwise provided by law, fix any of the relative rights and preferences of such shares. All committees so appointed shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose in the office of the corporation. The designation of any such committee and the delegation of authority thereto shall not relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

          (11) Remuneration: Directors who are not otherwise employed by the corporation in any other capacity for which compensation is received shall be paid an annual fee for their services as directors in such amount as may be established from time to time by resolution of the Board. Such directors shall also be reimbursed for any expenses incurred in attending regular or special meetings of the Board or of special or standing committees thereof. Directors who receive compensation from the corporation for serving in capacities other than as a director of the corporation shall not receive any stated fee for their services as directors, but such directors shall be reimbursed for any expenses incurred in attending any regular or special meeting of the Board or of any special or standing committee thereof.

          (12) Loans and Guarantees: The corporation may not lend money to or guarantee the obligation of a director of the corporation unless:

                    (i) The particular loan or guarantee is approved by vote of the holders of at least a majority of the votes represented by the outstanding voting shares of all classes, except the votes of the benefited director; or

                    (ii) The corporation's Board of Directors determines that the loan or guarantee benefits the corporation and either approves the specific loan or guarantee or a general plan authorizing loans and guarantees.

          (13) Action by Directors Without a Meeting: Any action required or which may be taken at a meeting of the directors, or of a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken or to be taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be. Such consent shall have the same effect as a unanimous vote.

          (14) Action of Directors by Communications Equipment: Any action required or which may be taken at a meeting of directors, or of a committee thereof, may be taken by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time.

                                ARTICLE VI

                                 Officers

          (1) Designations: The officers of the corporation shall be a President, one or more Vice-Presidents (one or more of whom may be Executive or Senior Vice-Presidents), a Secretary and a Treasurer, and such Assistant Secretaries and Assistant Treasurers as the Board may designate, and such other officers as the business of the corporation shall require, who shall be elected for one year by the directors at their first meeting after the annual meeting of shareholders, and who shall hold office until their successors are elected and qualified. The Board of Directors shall choose a President from their own number, and one or more Vice-Presidents, a Secretary, a Treasurer, and such other officers as the Board shall deem necessary, who may, but need not, be members of the Board; and the Board may also, in their discretion, choose from their own number a Chairman of the Board. Any two or more offices may be held by the same person, except the offices of President and Secretary, except that if all of the issued and outstanding stock of the corporation is owned of record by one shareholder, one person may hold all or any combination of offices.

          (2) The Chairman: During any period when there shall be a Chairman of the Board he shall be the Chief Executive Officer of the corporation; shall preside at all meetings of the Board of Directors; shall have general and active management of the business of the corporation; shall see that all orders and resolutions of the Board of Directors are carried into effect; shall execute bonds, mortgages, contracts and other instruments; shall perform such additional services and functions as may from time to time be directed by the Board of Directors; and shall be ex officio a member of all standing committees; and he may delegate such of his duties as he may see fit to delegate to the President or any Vice-President; provided, that notwithstanding the foregoing, at such time that the Board of Directors may designate the President as Chief Executive Officer of the corporation, the President shall have the primary responsibilities to exercise the powers and perform the duties assigned by these Bylaws to the Chairman of the Board, except that the Chairman of the Board shall preside at all meetings of shareholders and Board of Directors and shall oversee the general and active management of the business of the corporation.

          (3) The President: The President shall in the absence or inability to act of the Chairman of the Board, or when there is no Chairman of the Board in office, be the Chief Executive Officer of the corporation, preside at all meetings of the Board of Directors, and exercise all other powers, duties and functions conferred upon or which may be exercised by the Chairman of the Board, when in office. The President shall be ex officio a member of all standing committees. The Chairman of the Board or the President, in the absence or inability to act of the Chairman of the Board or when there is no Chairman of the Board in office, in the exercise of the power to execute bonds, mortgages, contracts and other instruments may do so under the seal of the corporation and when the seal is so affixed it may be attested by the signature of the Secretary or the Treasurer. The Board of Directors may give general or special authority to any other officer or to any nonofficer employee of the corporation to execute on behalf of the corporation any particular instrument or class or classes of instruments, and may give general or special authority to any officer of the corporation to affix the seal of the corporation and to attest the affixing by his signature.

          (4) Vice-Presidents: In the absence or inability to act of the Chairman of the Board, when in office, and of the President, each of the Vice-Presidents shall, in the order in which their names appear in the minutes of the meeting of the Board at which such Vice-Presidents were elected, perform any of the duties and exercise any of the powers of Chairman of the Board, when in office, or the President, and the exercise of any such powers by such Vice-Presidents shall be conclusive evidence of the absence or inability of the Chairman of the Board, when in office, and/or the President to act. Each of the Vice-Presidents further shall perform such duties as the Board of Directors shall prescribe.

          (5) Secretary and Assistant Secretaries: The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and he shall perform like duties for the standing committees when required. He shall give, or cause to be given, notices for all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chairman of the Board, when in office, or President, under whose supervision he shall be. The Assistant Secretary, or if there be more than one, any Assistant Secretary available to do so, shall, in the absence of the Secretary or in the event of his inability to act, perform the duties of the Secretary and have such other powers as the Board of Directors may from time to time prescribe.

          (6) The Treasurer and Assistant Treasurer: The Treasurer shall have the custody of all corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the corporation, in such banks, trust companies or other depositories as may be designated by the Board of Directors or by such officers of the corporation as the Board of Directors may from time to time authorize to make such designation. He shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, when in office, or the President, the Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation. The Assistant Treasurer, or if there shall be more than one, any Assistant Treasurer available to do so, shall in the absence of the Treasurer or in the event of his inability to act, perform the duties of the Treasurer and have such other powers as the Board of Directors may from time to time prescribe.

          (7) Delegation: In the case of the absence or inability to act of any officer of the corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or any director or other person whom it may select.

          (8) Vacancies: Vacancies in any office arising from any cause may be filled by the Board of Directors at any regular or special meeting of the Board. The appointee shall hold office for the unexpired term and until his successor is duly elected and qualified.

          (9) Other Officers: The Board of Directors may appoint such other officers and agents as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

          (10) Term - Removal: The officers of the corporation shall hold office until their successors are appointed and qualified. Any officer or agent elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

          (11) Bonds: The Board of Directors may, by resolution, require any and all of the officers to give bonds to the corporation, with sufficient surety or sureties, conditioned for the faithful performance of the duties of their respective offices, and to comply with such other conditions as may from time to time be required by the Board of Directors.

          (12) Salaries: The salaries of all officers of the corporation shall be fixed by the Board of Directors.

                               ARTICLE VII

                        Distributions and Finance

          (1) Distributions: Subject to the Articles of Incorporation, the Board of Directors may authorize a distribution of money or other property to the corporation's shareholders in the form of a dividend or a purchase, redemption or other acquisition of the corporation's shares; provided that, no distribution may be made if, after giving it effect, either:

               (a) the corporation would not be able to pay its debts as they become due in the usual course of business; or

               (b) the corporation's total assets would be less than the sum of its total liabilities plus the amount which would be needed to satisfy any shareholder's preferential rights in liquidation were the corporation in liquidation at the time of the distribution.

The stock transfer books may be closed for the making of distributions during such periods, not exceeding sixty days, as from time to time may be fixed by the Board of Directors. The Board of Directors, however, without closing the books of the corporation, may authorize distributions to only the holders of record at the close of business, on any business day not more than sixty days prior to the date on which distribution is made.

          (2) Measure of Effect of Distribution: For purposes of determining whether a distribution may be authorized by the Board of Directors and paid by the corporation under Article VII, paragraph (1) of these Bylaws, the effect of distribution is measured,

               (a) in the case of a distribution by purchase, redemption or other acquisition of the corporation's shares, as of the earlier of (i) the date on which the money or other property is transferred to the shareholders or the date on which the debt is incurred by the corporation; or
(ii) the date on which the shareholder ceases to be a shareholder with respect to the acquired shares; and

               (b) in any other case, (i) as of the date on which the distribution is authorized, if payment occurs within one hundred twenty (120) days thereafter; or (ii) the date of payment if such date occurs more than one hundred twenty (120) days after the date of authorization.

          (3) Reserves: Before making any distribution, there may be set aside out of the sum available to the corporation for distribution such sum or sums as the directors from time to time in their absolute discretion deem expedient as a reserve fund to meet contingencies, or for equalizing distributions, or for maintaining any property of the corporation, or for any other purpose. Any sum in any year which is not distributed in that year shall be deemed to have been thus set aside until otherwise disposed of by the Board of Directors.

          (4) Depositories: The moneys of the corporation shall be deposited in the name of the corporation in such bank or banks or trust company or trust companies or other depositories as the Board of Directors shall designate, and shall be drawn out only by check or other order for payment of money signed by such persons and in such manner as may be determined by resolution of the Board of Directors.

                              ARTICLE VIII

                                Notices

Except as may otherwise be required by law, any notice to any shareholder or director may be delivered personally or by mail. If mailed, the notice shall be deemed to have been delivered when deposited in the United States mail, addressed to the addressee at his last known address in the records of the corporation, with postage thereon prepaid.

                               ARTICLE IX

                                  Seal

The corporate seal of the corporation shall be in such form and bear such inscription as may be adopted by resolution of the Board of Directors, or by usage of the officers on behalf of the corporation.

                                ARTICLE X

                        Indemnification of Officers,
                       Directors, Employees and Agents

          (1)  Definitions:

			As used in this Article:

               (a) "Action" means any actual or threatened claim, suit or proceeding, whether civil, criminal, administrative or investigative.

               (b) "Another Enterprise" means a corporation (other than the Corporation), partnership, joint venture, trust, association, committee, employee benefit plan or other group or entity.

               (c) "Corporation" means Longview Fibre Company and any predecessor or successor to it and any constituent corporation (including any constituent of a constituent) absorbed by the corporation in a consolidation or merger.

               (d) "Director or Officer" means each person who is serving or who has served as a director or officer of the Corporation or, at the request of the corporation, as a director, officer, partner, trustee, employee or agent of Another Enterprise.

               (e) "Indemnitee" means each person who was, is or is threatened to be made a party to or is involved (including without limitation, as a witness) in an Action because the person is or was a Director or Officer.

               (f) "Loss" means loss, liability, expenses (including attorneys' fees), judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement, actually and reasonably incurred or suffered by Indemnitee in connection with an Action.

          (2) Right to Indemnification: The corporation shall indemnify and hold each Indemnitee harmless against any and all Loss except for Losses arising out of: (a) the Indemnitee's acts or omissions finally adjudged to be intentional misconduct or a knowing violation of law, (b) the Indemnitee's approval of distributions or loans which are finally adjudged to be in violation of the applicable provisions of Washington law, or (c) any transaction in which it is finally adjudged that the Indemnitee personally received a benefit in money, property or services to which the Indemnitee was not legally entitled. Except as provided in Section 4 of this Article, the corporation shall not indemnify an Indemnitee in connection with an Action (or part thereof) initiated by the Indemnitee unless such Action (or part thereof) was authorized by the Board of Directors of the corporation. If, after the effective date of this Article, the Washington Business Corporation Act is amended to authorize further indemnification of directors or officers, then Directors and Officers of this corporation shall be indemnified to the fullest extent permitted by the Washington Business Corporation Act, as so amended.

          (3)  Burden of Proof, Procedure for Payment and Notification of
Shareholders:

               (a) The Indemnitee shall be presumed to be entitled to indemnification under this Article upon submission of a written claim (including a claim for expenses incurred in defending any Action in advance of its final disposition, where the undertaking in (b) below has been tendered to the corporation), and thereafter the corporation shall have the burden of proof to overcome the presumption that the Indemnitee is so entitled.

               (b) The right to indemnification conferred in this Article shall include the right to be paid by the corporation all expenses (including attorneys' fees) incurred in defending any Action in advance of its final disposition; provided however, that the payment of such expenses in advance of the final disposition of an Action shall be made upon delivery to the corporation of an undertaking, by or on behalf of such Director or Officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or Officer is not entitled to be indemnified under this Article or otherwise.

               (c) Any indemnification of a Director in accordance with this Article, including any payment or reimbursement of expenses, shall be reported to the shareholders with the notice of the next shareholders' meeting or prior thereto in a written report containing a brief description of the proceedings involving the Directors being indemnified and the nature and extent of such indemnification.

          (4)  Right of Indemnitee to Bring Suit:  If a claim under this
Article is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be 20 days, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the Indemnitee shall be entitled to be paid also all the expenses (including, without limitation attorneys' fees) of prosecuting such claim. Neither the failure of the corporation (including its Board of Directors, its shareholders or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances, nor an actual determination by the corporation (including its Board of Directors, its shareholders or independent legal counsel) that the Indemnitee is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the Indemnitee is not so entitled.

          (5) Nonexclusivity of Rights: The right to indemnification and the payment of expenses incurred in defending an Action in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

          (6) Insurance, Contracts and Funding: The corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the corporation or Another Enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Washington Business Corporation Act. The corporation may, without further corporate action, enter into contracts with any Director or Officer of the corporation in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect the indemnification provided in this Article.

          (7)  Indemnification of Employees and Agents of the Corporation:
The corporation may, by action of its Board of Directors from time to time, provide indemnification and pay expenses in advance of the final disposition of an Action to employees and agents of the corporation with the same scope and effect as the provisions of this Article with respect to the indemnification and advancement of expenses of Directors and Officers of the corporation or pursuant to rights granted pursuant to, or provided by, the Washington Business Corporation Act or otherwise.

          (8) Contract Right: Rights of indemnification under this Article shall continue as to an Indemnitee who has ceased to be a Director or Officer and shall inure to the benefit of his heirs, executors and administrators. The right to indemnification conferred in this Article shall be a contract right upon which each Director or Officer shall be presumed to have relied in determining to serve or to continue to serve as such. Any amendment to or repeal of this Article shall not adversely affect any right or protection of a Director or Officer of the Corporation for or with respect to any acts or omissions of such Director or Officer occurring prior to such amendment or repeal.

          (9) Severability: If any provision of this Article or any application thereof shall be invalid, unenforceable or contrary to applicable law, the remainder of this Article, or the application of such provisions to persons or circumstances other than those as to which it is held invalid, unenforceable or contrary to applicable law, shall not be affected thereby and shall continue in full force and effect.

                                 ARTICLE XI

                             Books and Records

The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each. Any books, records and minutes may be in written form or any other form capable of being converted into written form within a reasonable time.

                                ARTICLE XII

                                Fiscal Year

The fiscal year of the corporation shall comprise twelve calendar months ending on the 31st day of October of each year. The Board of Directors may at time from time by resolution change the fiscal year of the corporation.

                                ARTICLE XIII

                                 Amendments

          (1) By Shareholders: Subject to the provisions of the Articles of Incorporation, these Bylaws may be altered, amended or repealed by the affirmative vote of a majority of the voting stock issued and outstanding at any regular or special meeting of the shareholders.

          (2) By Directors: Subject to the provisions of the Articles of Incorporation, the Board of Directors shall have power to make, alter, amend and repeal the Bylaws of this corporation. However, subject to the Articles of Incorporation, any such Bylaws, or any alteration, amendment or repeal of the Bylaws, may be changed or repealed by the holders of a majority of the stock entitled to vote at any shareholders' meeting.

          (3) Emergency Bylaws: The Board of Directors may adopt emergency Bylaws, subject to repeal or change by action of the shareholders, which shall be operative during any emergency in the conduct of the business of the corporation resulting from an attack on the United States or any nuclear or natural disaster.

Adopted by resolution of the corporation's Board of Directors on November 30, 1989, as amended on June 13, 2003.



                                  ___________________________________
                                  L. J. McLaughlin, Secretary